EXHIBIT 99.1



                         VALHI REPORTS IMPROVED EARNINGS


    DALLAS, TEXAS . . July 28, 1994 . . Valhi, Inc. (NYSE:VHI) reported net income of $3 million, or $.03 per share, for the second quarter of 1994, a $10 million improvement from the net loss of $7.1 million, or $.06 per share, in the comparable 1993 period. Valhi's net income for the first six months of 1994 was $2.3 million, or $.02 per share, almost $70 million better than the net loss of $67.4 million, or $.59 per share, reported for the first half of 1993. Improved results attributable to the Company's interest in NL Industries' (NYSE: NL) chemicals operations were a major factor in the higher 1994 earnings.

    Operating income increased 33% to $28.6 million in the second quarter on a 9% increase in sales to $211 million. For the first half of 1994, operating income was up 24% to $47.2 million as sales increased 10% to $400 million. The improvements in sales, earnings and margins were driven in large part by higher volumes in the Company's refined sugar, forest products and hardware products segments. Average sugar prices during the first half of 1994 were comparable to first half 1993 averages, while earnings of the Company's forest products segment were enhanced by higher average selling prices for its principal product, medium density fiberboard. In the fast food segment, results comparable to last year were achieved despite a slightly lower average number of stores.

    NL's chemicals operations improved through higher European pricing for titanium dioxide pigments, higher sales volume and lower operating costs. NL has reported that it expects to benefit from recently announced price increases in the second half of 1994.

    Lower average debt levels and lower interest rates resulted in reduced interest expense, while lower securities earnings resulted primarily from a decline in the market value of fixed-income investments early in the year.

    As previously announced, the Company has agreed to sell its sugar business to an agricultural cooperative of sugarbeet growers for $325 million cash. The transaction is subject to financing and other conditions and there can be no assurance that it will be consummated.

    Valhi, Inc., headquartered in Dallas, Texas, is engaged in the refined sugar, forest products, hardware products and fast food industries as well as the chemicals and titanium metals industries through its interests in NL and Tremont.


                                    * * * * *



                          VALHI, INC. AND SUBSIDIARIES

                       SUMMARY OF CONSOLIDATED OPERATIONS

                                   (UNAUDITED)

                      (IN MILLIONS, EXCEPT PER SHARE DATA)


                                                  Three months ended             Six months ended
                                                       June 30,                      June 30,
                                                         1993         1994              1993         1994

Net sales                                               $193.5       $210.8           $ 364.8       $399.7

Operating income                                        $ 21.5       $ 28.6           $  38.0       $ 47.2
General corporate and other:
  Securities earnings                                      1.4          1.0               4.0          1.1
  Expenses and other, net                                 (3.8)        (3.6)             (5.9)        (6.0)
Interest expense                                          (9.8)        (8.8)            (21.8)       (17.8)
                                                           9.3         17.2              14.3         24.5
Equity in losses of affiliates                           (19.1)       (13.3)           (114.7)       (20.9)

  Income (loss) before taxes                              (9.8)         3.9            (100.4)         3.6
Income tax benefit (expense)                               2.7          (.9)             33.0         (1.3)

    Net income (loss)                                   $ (7.1)      $  3.0           $ (67.4)      $  2.3


Net income (loss) per common share                      $ (.06)      $  .03           $  (.59)      $  .02


Weighted average common shares
 outstanding                                             114.1        114.3             114.1        114.3


                          VALHI, INC. AND SUBSIDIARIES

                          BUSINESS SEGMENT INFORMATION

                                   (UNAUDITED)

                                  (IN MILLIONS)


                                                  Three months ended             Six months ended
                                                       June 30,                      June 30,
                                                         1993         1994              1993         1994

Net sales
  Refined sugar                                         $106.3       $112.3           $ 197.5       $216.5
  Forest products                                         43.9         53.4              83.5         93.4
  Hardware products                                       16.0         17.5              30.4         35.5
  Fast food                                               27.3         27.6              53.4         54.3

                                                        $193.5       $210.8           $ 364.8       $399.7

Operating income
  Refined sugar                                         $  8.1       $  9.7           $  14.2       $ 16.5
  Forest products                                          7.4         11.6              12.8         16.7
  Hardware products                                        3.9          5.0               7.0         10.1
  Fast food                                                2.1          2.3               4.0          3.9

                                                        $ 21.5       $ 28.6           $  38.0       $ 47.2

Equity in losses of affiliates
  NL Industries, Inc.                                   $(16.0)      $ (9.9)          $ (25.5)      $(15.3)
  Tremont Corporation                                     (3.1)        (3.4)             (5.2)        (5.6)
                                                         (19.1)       (13.3)            (30.7)       (20.9)
  Provision for market value
   impairment of NL stock                                  -            -               (84.0)         -

                                                        $(19.1)      $(13.3)          $(114.7)      $(20.9)


                          VALHI, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                  (IN MILLIONS)


                                                                           December 31,         June 30,
                                                                               1993               1994
                                                                                               (Unaudited)

Current assets                                                                       $394.4          $287.4
Noncurrent marketable securities                                                      108.8           112.1
Investment in NL and Tremont                                                           74.9            60.4
Timber and timberlands                                                                 51.9            53.6
Other noncurrent assets                                                                70.6            71.2
Property and equipment                                                                203.3           225.7

                                                                                     $903.9          $810.4


Current liabilities                                                                  $364.8          $253.4
Long-term debt                                                                        302.5           317.0
Other noncurrent liabilities                                                           29.1            28.8
Stockholders' equity                                                                  207.5           211.2

                                                                                     $903.9          $810.4


Common shares outstanding                                                             114.3           114.3
